                          AGREEMENT AND PLAN OF MERGER

                               DATED: May 14, 1998


                                  by and among


                         EASTBROKERS INTERNATIONAL, INC.

                             EAST MERGER CORPORATION


                         CHERRY CREEK INVESTMENTS, LTD.


                                       and


                            COHIG & ASSOCIATES, INC.

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------



      THIS AGREEMENT AND PLAN OF MERGER, is being entered into this 14th day of May 1998, by and among Eastbrokers International, Inc., a Delaware corporation ("Eastbrokers"), East Merger Corporation, a Delaware corporation ("East"), and a wholly-owned subsidiary of Eastbrokers, Cohig & Associates, Inc., a Colorado corporation ("Cohig"), and Cherry Creek Investments, Ltd., the owner of all of the issued and outstanding shares of capital stock of Cohig ("CCI").


                                R E C I T A L S:

      1. Cohig is a registered broker-dealer engaged in the business of investment banking, corporate finance and retail distribution of securities (the "Business").

      2. Eastbrokers desires to acquire from CCI and CCI desires to exchange all of the issued and outstanding shares of capital stock of Cohig for shares of Eastbrokers common stock, par value $.05 per share (the "Eastbrokers Common Stock") upon the terms and subject to the conditions set forth herein.

      3. The Board of Directors of each of Eastbrokers, East, Cohig and CCI have determined that it is in the best interests of their respective companies and their respective stockholders to consummate the business combination transaction provided for herein, in which East will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Cohig, so that Cohig is the surviving corporation in the Merger.

      4.  This  Agreement  contemplates  that CCI,  as the  holder of all of the
issued  and  outstanding   shares  of  capital  stock  of  Cohig,  will  receive
Eastbrokers Common Stock in exchange for its capital stock of Cohig.

      5. It is intended that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

      6. It is contemplated by the parties hereto that subsequent to the date hereof, subject to the terms hereof, CCI in connection with its dissolution, will distribute to its stockholders certain rights to the Eastbrokers Common Stock.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


      SECTION 1.1. DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms have the meaning specified or referred to in this
SECTION 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

      "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorney's fees and expenses.

      "Affiliate" means with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

      "Agreement" means this Agreement, including any exhibits, schedules and attachments hereto.

      "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement, declaration or other communication required to be filed with or delivered to, any Governmental Authority or any other person.

      "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended, and the rules and regulations promulgated thereunder.

      "Closing Date" shall mean the date hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Cohig Common Stock" means the common stock, no par value of Cohig.

      "Contract"  means  any  contract,  agreement,   commitment,   undertaking,
arrangement or purchase order (whether oral or written).

      "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title, retention agreement, defect in title, covenant or other restriction of any kind, including, any restriction on use, voting transfer or other attributes of ownership.

      "Environmental Law" means any environmental or health and/or safety-related law, regulation, rule, ordinance, order, decree or judgment at the Federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted, including but not limited to: (i) CERCLA; (ii) RCRA; (iii) Federal Water Pollution Control Act, as amended by the Clean Water Act, as amended, 33 U.S.C. ss. 1251 et seq.; (iv) Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; (v) Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq., as amended; (vi) Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended; (vii) Rivers and Harbors Act, 33 U.S.C. ss. 401 et seq., as amended; (viii) OSHA; (ix) Safe Drinking Water Act, 42 U.S.C. ss. 300(f) et seq., as amended, and (x) any other federal, state or local law, regulation, rule, ordinance, order, decree or judgment currently or hereafter in existence which governs:

            a.    the  existence,   cleanup   and/or   remediation  of  toxic or
Hazardous Substances;

            b. the release or threatened release, emission, discharge or presence of Hazardous Substances into or in the environment;

            c.    the control of Hazardous Substances; or

            d.    the   use,  generation,   transport,   treatment,    handling,
management, storage, disposal, removal or recovery of Hazardous Substances.

      "Escrow Agreement" means the escrow agreement in substantially the form attached hereto as Exhibit A to be dated the date hereof among Eastbrokers, CCI and an escrow agent acceptable to each of Eastbrokers and CCI.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "Governmental Authority" means any foreign, federal or national, state or provincial, municipal or local or other governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral board.

      "Hazardous Substances" means any substance, chemical or waste that is listed, or contains material amounts of one or more components that are defined, designated, classified, considered or listed, as hazardous, toxic, radioactive, or dangerous under any applicable state or federal law; as well as any asbestos or asbestos-containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable as fuel, or polychlorinated biphenyl's ("PCBs").

      "Indebtedness" means all obligations for borrowed money and accounts payable, however evidenced, including but not limited to principal and interest.

      "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data bases and documentation thereof, (vi) trade secrets, (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

      "Laws" means all foreign, federal, state and local laws, statutes, ordinances and all rules, regulations, requirements (that have the force of law or regulation), and administrative codes of any Governmental Authority or Regulatory Agency.

      "Lawsuits" means the matters pending under the caption Euro American Ins. Co. Ltd., et al v. National Family Care Life Insurance Company, Case No. 95-11063(J) in the 191st Judicial District, Dallas County, Texas and National Family Care Life Insurance Co. v. Pauli Company, Inc., Bear Stearns Securities Corp., and John Kenny, NASD Case No. 96-02673.

      "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of operations, prospects, assets, liabilities or business of a Person.

      "Merger Consideration" means the Merger Shares and such amount of cash as is necessary to pay for any fractional Merger Shares otherwise issuable in connection with the Merger.

      "NASD" means the National Association of Securities Dealers, Inc.

      "NASDAQ" means the NASD's Automated Quotations System.

      "Orders" means any consent or other type of decree, injunction, stipulation, decision, determination, judgment, order, ruling, arbitration or other award, assessment or writ of any Government Authority or Regulatory Agency.

      "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., as amended, and the rules and regulations promulgated thereunder.

      "Permits"  means  permits,  certificates,   Orders,  licenses,  approvals,
tariffs, registrations and other authorizations.

      "Permitted Encumbrances" means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and (c) other like liens arising in the ordinary course of business for sums not yet due and payable; provided, however, that "Permitted Encumbrances" shall not include
(i) liens of the types referred to in clauses (a), (b) or (c) above which exceed $25,000 individually or $50,000 in the aggregate or (ii) liens or imperfections which materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

      "Person" means any individual,  corporation,  limited  liability  company,
partnership,   joint   venture,   association,   joint-stock   company,   trust,
unincorporated organization or Governmental Authority or Regulatory Agency.

      "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Section
6901  et  seq.,  as  amended,  and   the  rules  and   regulations   promulgated
thereunder.

      "Regulatory Agency" means any self-regulatory organization, agency or instrumentality.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                   INDEX OF TERMS DEFINED IN OTHER SECTIONS

Business                                                    Recitals
CCI                                                         First Paragraph
Closing                                                     10.1
Cohig                                                       First Paragraph
Cohig Certificates                                          2.5
Commission                                                  3.26
Confidential Information                                    7.4
Delivering Party                                            7.4
Eastbrokers                                                 First Paragraph
Eastbrokers Certificate                                     2.6
East                                                        First Paragraph
Effective Time                                              2.2
Effective Date                                              2.2
Exchange Agent                                              2.4
Financial Statements                                        3.6
GCL                                                         2.1
Indemnified Liabilities                                     13.2
Indemnitee                                                  13.4
Indemnitor                                                  13.4
Interim Financial Statements                                3.6
Limited Representations and Warranties                      13.1
Merger                                                      Recitals
Merger Shares                                               2.5
Most Recent Fiscal Month End                                3.6
Most Recent Fiscal Year End                                 3.6
NASDR                                                       14.9
Non-consenting Party                                        7.5
Notice of Claim                                             13.4
Option Plan                                                 11.2
Owned Real Property                                         3.10
Pension Plan                                                3.18(c)
Plan(s)                                                     3.18
Receiving Party                                             7.4
SIPC                                                        3.28
Surviving Corporation                                       2.1
Tax Return                                                  3.15(h)
Taxes                                                       3.15(h)

Transmittal Letter                                          2.6
Unlimited Representations and Warranties                    13.1
Welfare Benefit Plan                                        3.18(i)

      SECTION 1.2. KNOWLEDGE. The phrase "to the best knowledge of Cohig" as used herein refers to the actual personal knowledge, after reasonable inquiry, of any of the directors or officers of Cohig or CCI.


                                   ARTICLE II

                                   THE MERGER


      SECTION 2.1. MERGER. Upon and subject to the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law, as amended (the "GCL"), and the Colorado Business Corporation Act, at the effective time, East shall be merged with and into Cohig. Following the Merger, Cohig shall continue to exist as the surviving corporation (sometimes referred to as the "Surviving Corporation") under the laws of the State of Colorado, and the separate corporate existence of East shall cease.

      SECTION 2.2. FILING AND EFFECTIVE TIME. The Merger shall become effective as set forth in the Certificate of Merger, which shall be filed with the Secretary of State of the State of Delaware, and the Articles of Merger, which shall be filed with the Secretary of State of the State of Colorado, on the date hereof. The Merger shall become effective as the time (the "Effective Time," and the date thereof hereinafter referred to as the "Effective Date") as set forth in the Certificate of Merger and the Articles of Merger.

      SECTION 2.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Sections 259 and 261 of the GCL and Section 7-111-106 of the Colorado Business Corporation Act. In addition, without limiting the foregoing:

            (a) The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of Cohig until amended or changed in accordance with applicable law;

            (b) The by-laws of the Surviving Corporation shall be the by-laws of Cohig as amended and restated until amended or changed in accordance with applicable law; and

            (c) The directors of the Surviving Corporation shall be Messrs. Steven R. Hinkle, Jake Kuijper, Joseph Lavigne, John Paul DeVito,
      Martin A. Sumichrast and Michael Sumichrast. Except for Messrs. Hinkle, Kuijer and Levine, the directors of Cohig immediately prior to the Effective Time shall not become directors of the Surviving Corporation.

      SECTION 2.4 ACTIONS AT THE CLOSING. On the date hereof, East shall deliver the Merger Consideration to such bank or trust company as may be designated by Eastbrokers and approved by CCI (such approval not to be unreasonably withheld or delayed) to act as the exchange agent (the "Exchange Agent") in accordance with Section 2.6.

      SECTION 2.5 CONVERSION OF SECURITIES. (a) At and as of the Effective Time, each issued and outstanding share of Cohig Common Stock, by virtue of the Merger and without any further action on the part of CCI, shall be converted into
3.5569 shares of Eastbrokers Common Stock. The shares of Eastbrokers Common Stock into which the issued and outstanding capital stock of Cohig will be converted pursuant to this Section 2.5 are referred to as the "Merger Shares."

      (b) Each share of Cohig's capital stock held in Cohig's treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any further action, be canceled and retired without payment of any consideration therefor.

      (c) Each share of common stock, $.01 par value per share, of East issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

      (d) CCI, as the holder of record of all of the issued and outstanding shares of capital stock of Cohig, at the Effective Time, shall be entitled to receive, subject to the terms and conditions set forth herein, the Merger Shares upon tender of the stock certificates (the "Cohig Certificates") representing the shares of Cohig Common Stock issued and outstanding immediately prior to the Effective Time as set forth in Section 2.6 below.

      SECTION 2.6. EXCHANGE OF CERTIFICATES; ESCROW OF THE MERGER SHARES. At the Effective Time, CCI shall deliver a transmittal letter in form reasonably acceptable to Eastbrokers (the "Transmittal Letter") and surrender to the Exchange Agent, the Cohig Certificates. Upon surrender to the Exchange Agent of the Cohig Certificates, together with a duly executed Transmittal Letter, the Exchange Agent, on behalf of the Surviving Corporation, shall cancel the Cohig Certificates and shall deliver, in accordance with the directions set forth in the Transmittal Letter, the Merger Shares into which the shares of Cohig Common Stock previously represented by the surrendered Cohig Certificates shall have been converted at the Effective Time. Until so surrendered, the Cohig Certificates shall, at and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive that number of Merger Shares determined in accordance with SECTION 2.5 for each share of Cohig Common Stock represented by such Cohig Certificates. The Transmittal Letter shall instruct the Exchange Agent to deliver an Eastbrokers Certificate representing the aggregate Merger Shares to an escrow account established pursuant to the Escrow Agreement. The Merger Shares shall be held by the escrow agent in a separate account, governed by the terms of the Escrow Agreement and shall be released only pursuant to the terms of such agreement.

      SECTION 2.7. NO FRACTIONAL SHARES. No fractional Merger Shares shall be issued. In lieu of any fractional Merger Shares to which CCI otherwise would be entitled pursuant to SECTION 2.5(A) hereof, CCI shall be entitled to receive cash payable by check in lieu of any such fractional Merger Share computed on the basis of the fair market value of Eastbrokers Common Stock on the date hereof.

      SECTION 2.8. EARN-OUT ADJUSTMENT TO MERGER SHARES

      (a) Of the aggregate Merger Shares, 210,000 shares are hereby designated as the Maximum Earn-out Shares.

      (b) As soon as practicable, but no later than 30 days after the completion of the Eastbrokers' independent auditors audit for the year ended March 31, 2000, Eastbrokers will instruct the Escrow Agent to deliver to CCI the Maximum Earn-out Shares if the Surviving Corporation's aggregate Pre-Tax Income for the period commencing on April 1, 1998 and ending on March 31, 2000 (the "Earn-out Period") equals or exceeds $600,000. If the Surviving Corporation's aggregate Pre-Tax Income for the Earn-out Period is less than $600,000, the number of Merger Shares which Eastbrokers will instruct the Escrow Agent to deliver to CCI (the "Actual Earn-out Shares") will be as set forth below:

            PRE-TAX INCOME                      ACTUAL EARN-OUT SHARES

Between $550,000 and $599,999                           205,000
Between $500,000 and $549,999                           200,000
Between $450,000 and $499,999                           195,000
Between $406,000 and $449,999                           196,000
Between $356,000 and $399,999                           185,000
Between $300,000 and $349,999                           186,000
Between $250,000 and $299,999                           175,000
Between $200,000 and $249,999                           170,000
Between $150,000 and $199,999                           165,000
Between $100,000 and $149,999                           160,000
Between $50,000 and $99,999                             155,000
Between  -0- and $49,999                                156,000

If the Surviving Corporation incurs an aggregate Pre-Tax Loss during the Earn-out Period, Eastbrokers will instruct the Escrow Agent to deliver to CCI such number of Actual Earn-out Shares as is set forth below:

             PRE-TAX LOSS                       ACTUAL EARN-OUT SHARES

Between $1 and $50,000                                  150,000
Between $50,001 and $100,000                            140,000
Between $100,001 and $150,000                           130,000
Between $150,001 and $200,000                           120,000
Between $200,001 and $250,000                           110,000
Between $250,001 and $300,000                           100,000
Between $300,001 and $350,000                           90,000
Between $350,001 and $400,000                           80,000
Between $400,001 and $450,000                           70,000
Between $450,001 and $500,000                           60,000
Between $500,001 and $550,000                           50,000
Between $550,001 and $600,000                           40,000

Between $600,001 and $650,000                           30,000
Between $650,001 and $700,000                           20,000
Between $700,001 and $750,000                           10,000
Equal to or greater than $750,000                        -0-

      (c) For purposes of this Agreement, Pre-Tax Income of the Surviving Corporation shall mean the Surviving Corporation's income (loss) after depreciation, amortization, interest and extraordinary expenses and before federal and state income taxes. Such amount shall be calculated in a manner substantially similar to the historical manner pursuant to which Cohig has computed Pre-Tax Income (Loss) prior to the Merger, PROVIDED, THAT such manner is in accordance with generally accepted accounting principles.

      SECTION 2.9. ADDITIONAL CONSIDERATION. If the Surviving Corporation's aggregate Pre-Tax Income for the Earn-out Period is equal to or greater than $1,200,000, Eastbrokers shall pay to CCI additional consideration (the "Additional Consideration") in the form of 21,000 shares of Eastbrokers Common Stock. If the Surviving Corporation's aggregate Pre-Tax Income for the Earn-Out Period equals or exceeds $2,400,000, the Additional Consideration payable to CCI, by Eastbrokers shall be 42,000 shares of Eastbrokers Common Stock.



                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES OF CCI AND COHIG


            As an inducement to Eastbrokers and East to enter into this Agreement and to consummate the transactions contemplated hereby, each of CCI and Cohig, jointly and severally represents and warrants to each of Eastbrokers and East that on the date hereof that the matters set forth below are true and correct except as set forth in the disclosure schedules attached hereto. Nothing in any of the schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the schedule identifies the exception with particularity and describes the relevant facts in detail.

      SECTION 3.1. ORGANIZATION, QUALIFICATION AND AUTHORITY OF COHIG. (a) Cohig is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Cohig has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on the Business as presently conducted and presently proposed to be conducted. Cohig has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect on Cohig. Cohig does not have any subsidiaries, and, except as shown on SCHEDULE 3.1, Cohig does not have any direct or indirect ownership or hold any rights to acquire any capital stock or equity or debt securities of any corporation or any other direct or indirect equity ownership interest or Indebtedness interest in any other Person.

            (b) Cohig has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Cohig and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors of Cohig and submitted and recommended to CCI for its approval and, subject to the approval of CCI, no further corporate action on the part of Cohig is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cohig and constitutes the legal, valid and binding obligation of Cohig enforceable against it in accordance with its terms.

      SECTION 3.2. CAPITALIZATION. (a) The authorized capital stock of Cohig consists of (i) 200,000 shares of preferred stock, par value $1.00 per share, of which no shares of preferred stock are issued and outstanding and (ii) 800,000 shares of common stock, no par value, of which 125,108 shares are issued and outstanding. All of the issued and outstanding shares of Cohig capital stock were duly authorized and validly issued, are fully paid and non-assessable and are owned beneficially and of record by CCI, free and clear of any Encumbrances, options, contracts, preemptive rights, rights of conversion or exchange, or equities except for such Encumbrances as may be created by this Agreement. To the best knowledge of Cohig, there are no voting trusts, proxies or other agreements or understandings relating to the voting of the issued and outstanding shares of Cohig capital stock. Cohig has not violated any applicable federal or state securities laws in connection with the issuance of any of its capital stock.

            (b) Except as set forth on SCHEDULE 3.2(B), Cohig has no outstanding
(i) subscriptions, options, puts, calls, warrants, agreements or other rights (including, without limitation, preemptive rights or rights of first refusal) or commitments to issue, nor any obligation or commitment to redeem or purchase, any of its authorized capital stock, or (ii) any securities convertible into or exchangeable for any of its authorized capital stock. There are ___ shares of capital stock held in the treasury of Cohig and no shares of capital stock of Cohig have been issued in violation of, or are subject to, any preemptive rights, puts, demands, subscription agreements or commitments of any character. Cohig is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its issued and outstanding capital stock.

      SECTION 3.3. CORPORATE ORGANIZATIONAL DOCUMENTS. Copies of (i) the charter of Cohig, certified by the Secretary of the State of Colorado, and (ii) the by-laws of Cohig, certified by the secretary of Cohig, each of which have been made available to counsel for Eastbrokers, are true and complete copies of such documents, as amended to date, and are in full force and effect on the date hereof.

      SECTION 3.4. NO CONFLICT. Except as set forth on SCHEDULE 3.4, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under, (iii) result in the creation of any Encumbrance upon any of the capital stock, assets or property of Cohig pursuant to, or (iv) require any authorization, consent, approval, exemption of other action by notice or declaration to, or filing with any Governmental Authority or Regulatory Agency pursuant to the charter or by-laws of Cohig, any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which Cohig is a party or subject, or by which any of its capital stock, assets or property is bound or
(v) contravene any applicable provision of any Laws.

      SECTION 3.5. CONSENTS. Except for: (i) filings of applications and notices with the NASD; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the Secretary of State of the State of Colorado; and (iii) consents and approvals set forth on SCHEDULE 3.13; and except as otherwise set forth on
SCHEDULE 3.5, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be obtained, made or given by Cohig in connection with the execution, delivery and performance of this Agreement or the consummation by Cohig of the transactions contemplated by this Agreement.

      SECTION 3.6. FINANCIAL STATEMENTS. Cohig has heretofore delivered to Eastbrokers correct and complete copies of the audited financial statements of Cohig for the years ended September 26, 1997 (the "Most Recent Fiscal Year End"), September 27, 1996 and September 30, 1995 (the "Financial Statements") and the unaudited financial statements (the "Interim Financial Statements") of Cohig for the six month period ended March 31, 1998 (the "Most Recent Fiscal Month End"). Except as set forth on SCHEDULE 3.6, the Financial Statements and the Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Financial Statements and the Interim Financial Statements are based on the books and records of Cohig at the time of their preparation, and, fairly present the financial condition of Cohig as of the dates they were prepared and the results of the operations of Cohig for the periods indicated, subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments which, except as set forth on SCHEDULE 3.6, will not individually or in the aggregate be material.

      SECTION 3.7. NO UNDISCLOSED LIABILITIES. Cohig does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) which individually, or in the aggregate, would have a Material Adverse Effect on Cohig, except for (a) liabilities and obligations reflected in either the Financial Statements or Interim Financial Statements, and (b) liabilities and obligations disclosed on SCHEDULE 3.7.

      SECTION 3.8. ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.8, since the date of the Interim Financial Statements, Cohig has operated the Business only in the ordinary course and there has not been:

            (a) any change in the Business or in the financial condition or in the operations of Cohig (including, without limitation, a loss of traders) which could reasonably be expected to have a Material Adverse Effect on Cohig;

            (b) any damage, destruction or loss, not covered by insurance, with respect to any material asset of Cohig;

            (c) except in the ordinary course of business, any sale, assignment, disposition, transfer, lease, mortgage, pledge or Encumbrance of any assets of Cohig;

            (d) any loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect on Cohig;

            (e) any increase by Cohig in the wages, salaries, compensation, pension or other benefits payable to any employee of Cohig except as consistent with past practices and PROVIDED, that such increase does not exceed $5,000;

            (f)   any  increase,  cancellation,   release   or  waiver  of   any
Indebtedness, except for compromise of trade debt in the ordinary course of business;

            (g) any declaration or payment of any dividend or distribution to CCI or redemption, purchase or other acquisition of any Cohig capital stock from CCI;

            (h) any material labor trouble, problem or grievance adversely affecting Cohig;

            (i) notice from any client of Cohig that it will or may cease doing business with Cohig as a result of the transactions contemplated by this Agreement;

            (j)   any change in any method of accounting  or  working  practice;
or

            (k) any agreement, whether or not in writing, to do any of the foregoing.

      SECTION 3.9. REPORTS. Cohig has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1990 with
(i) any Governmental Authority, (ii) the NASD, and (iii) any other Regulatory Agencies, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Authority or Regulatory Agency in the regular course of the business of Cohig, no Governmental Authority or Regulatory Agency has initiated any proceeding or, to the best knowledge of Cohig, investigation into the business or operations of Cohig since January 1, 1990. There are no material unresolved violations, criticisms, or exceptions by any Governmental Authority or Regulatory Agency with respect to any report or statement relating to any examinations of Cohig.

      SECTION 3.10. TITLE TO REAL PROPERTY. SCHEDULE 3.10 contains a complete and accurate list of all real properties owned by Cohig (the "Owned Real Property"). Cohig has good and marketable indefeasible fee simple title (both legal and equitable) to the Owned Real Property, free and clear of any Encumbrances, except Permitted Encumbrances and Encumbrances set forth on
SCHEDULE 3.10.

      SECTION 3.11. REAL PROPERTY LEASES. SCHEDULE 3.11 contains a complete and accurate list of each lease or similar agreement under which (i) Cohig is lessee of, or holds or uses, any real property owned by any Person or (ii) Cohig is lessor of any of the Owned Real Property. Except as set forth in SCHEDULE 3.11, Cohig has the right to quiet enjoyment of all the leased real property for the full term of each such lease or similar agreement relating thereto, and the leasehold or other interest of Cohig is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. All leases and similar agreements referred to in SCHEDULE 3.11 are legally binding and in full force and effect, and there exists no material default or event of default (or an event which, with notice or lapse of time or both, would constitute a default or event of default) thereunder on the part of Cohig, or, to the best knowledge of Cohig, the other party thereto.

      SECTION 3.12. TITLE AND CONDITION OF CERTAIN PERSONAL PROPERTY. (a) True and correct copies of a fixed asset detail listing of Cohig have been previously made available to Eastbrokers, which listing reflects all material personal tangible assets of Cohig. Set forth in SCHEDULE 3.12 is a list of all equipment and fixtures subject to any lease or rental agreement to which Cohig is a party and which requires annual payments in excess of $5,000 per year. Except for those Encumbrances set forth on SCHEDULE 3.12, there are no Encumbrances, except Permitted Encumbrances, on any personal property owned by Cohig.

            (b) Except as otherwise stated on SCHEDULE 3.12, the machinery, equipment and other personal property used in the Business (i) is in good operating condition, usable in the ordinary course of business, (ii) is in a state of normal maintenance and repair, (iii) is sufficient and adequate to carry on the Business as now conducted and (iv) complies in all material respects with all applicable Laws.

      SECTION 3.13. CONTRACTS. (a) SCHEDULE 3.13 contains a complete and correct list of all Contracts of the following types to which Cohig is a party, or by which Cohig is bound:

                        (i) any  Contract  relating  to the future  purchase  of
            services, products, materials or supplies which (A) has a remaining obligation in excess of $5,000 or (B) otherwise materially affects the Business;

                        (ii)  any  Contract   relating  to  any  obligation  for
            borrowed money or any guarantee or indemnification of an obligation for borrowed money or any other obligation or liability;

                        (iii) any  Contract  that limits the right of  Cohig  to
            compete in any line of business or to compete with any other Person;

                        (iv) any Contract (a) relating to any outstanding commitment for capital expenditures in excess of $5,000 for any single project (so long as all such contracts not disclosed do not exceed $10,000 in the aggregate for all projects) or (b) that otherwise materially affects the Business;

                        (v) any Contract relating to the employment of any Person;

                        (vi) any Contract relating to management services, consulting or any other similar type contract;

                        (vii) any  Contract  relating  to  Permits  to  or  from
            Cohig; or

                        (viii) excluding Contracts covered in subsections (i) through (vii) above, any Contract which (a) involves the annual payment or annual receipt by Cohig of more than $5,000 or (b) otherwise materially affects the Business.

            (b) Except as set forth on SCHEDULE 3.13, all the Contracts referred to in SCHEDULE 3.13 are legally binding and in full force and effect, and there exists no material default thereunder on the part of Cohig or, to the best knowledge of Cohig, the other party thereof.

            (c) True and  complete  copies of all  documents  listed on SCHEDULE
3.13 have been made available to Eastbrokers.

      SECTION 3.14. LITIGATION. Except as otherwise set forth on SCHEDULE 3.14, there is no claim, suit, action, arbitration, or other legal, administrative or governmental investigation or proceeding pending or, to the best knowledge of Cohig, threatened against Cohig which is reasonably likely to have, if adversely determined, individually or in the aggregate, a Material Adverse Effect on Cohig, nor is there any Order of any Governmental Authority to which the Business or the assets or capital stock of Cohig is subject, or which insofar as can be foreseen, in the future may have, any such effect on the Business or the assets or capital stock of Cohig.

      SECTION 3.15.  TAX MATTERS.

            (a) Cohig has filed all Tax Returns (as defined in SECTION 3.15(H)) that it was required to file. All such Tax Returns were correct and complete in all respects, and all Taxes (as defined in SECTION 3.15(H)) owed by Cohig (whether or not shown on any Tax Return) have been paid. Cohig is not the beneficiary of any extension of time within which to file any Tax Return, and no claim has ever been made by an authority in a jurisdiction where Cohig does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens, Encumbrances, charges or other security interests on any of the assets of Cohig that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) Cohig has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (c) Except as set forth in SCHEDULE 3.15(C), there is no dispute or claim concerning any Tax liability of Cohig either (i) claimed or raised by any authority in writing or (ii) as to which CCI or the directors or officers (or employees responsible for Tax matters) of Cohig has knowledge based upon personal contact with any agent of such authority. SCHEDULE 3.15(C), lists each federal, state, local and foreign income Tax Return filed by or on behalf of Cohig which has been audited or which is the subject of a current audit. Prior to the execution of this Agreement, CCI shall have delivered to Eastbrokers correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Cohig for Taxable periods closing on or after September 30, 1994.

            (d) Cohig has not (i) applied for a Tax ruling that has continuing effect (or been affected by a Tax ruling directed to a member of an Affiliated Group of which Cohig is a member which has continuing effect), (ii) entered into or been affected by a closing agreement with any Tax authority that has continuing effect, (iii) filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused or been the subject of a deemed election under
Section 338(e) of the Code, (iv) made an election, or been required to treat any asset of Cohig as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, (v) agreed to make, or been required to make, an adjustment under
Section 481(a) of the Code, (vi) participated in an international  boycott under
Section 999 of the Code, or (vii) waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) Cohig has not filed a consent under Section 341(f) of the Code, concerning collapsible corporations. Cohig has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Cohig has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A) of the Code. Cohig has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Cohig is not a party to any Tax allocation or sharing agreement. Cohig has not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which is CCI.

            (g) The unpaid Taxes of Cohig (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Cohig's balance sheet for the Most Recent Fiscal Month End (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of Cohig in filing its Tax Returns.

            (h) For purposes of this Agreement, (i) the term "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and (ii) the term "Tax Return" shall mean any return, declaration, report, claim for refund or other information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

            (i) Each Affiliated Group has filed all Tax Returns that it was required to file for each taxable period during which Cohig was a member of the group, and Taxes owed by the group (whether or not shown on any Tax Return) have been paid.

            (j) Cohig does not have any liability for the Taxes of any Person other than Cohig under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law).

      SECTION 3.16. COMPLIANCE WITH LAW; PERMITS. (a) Except as otherwise set forth on SCHEDULE 3.16, the Business has been conducted in compliance with all Laws and Orders and does not violate, and Cohig is not in conflict with, or in default or violation of, any Laws and

Orders and Cohig has not received any notice from any Governmental Authority or Regulatory Agency alleging any such lack of compliance, violation, conflict or default.

            (b) (i) Cohig has made and/or possesses all Permits necessary or desirable for it to own and use its assets and properties and to conduct the Business, (ii) Cohig is in compliance with the terms of, and has not violated, such Permits, and (iii) no proceedings are pending or, to the best knowledge of Cohig, threatened to revoke or limit any such Permit.

      SECTION 3.17. INTELLECTUAL PROPERTY. (a) SCHEDULE 3.17 contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by Cohig, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by Cohig, (iii) material unregistered trade names and corporate names owned or used by Cohig and
(iv) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by Cohig. SCHEDULE 3.17 also contains a complete and accurate list of all licenses and other rights granted by Cohig to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to Cohig with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on SCHEDULE 3.17, Cohig owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the Business as presently conducted, free and clear of all Encumbrances (except for any such license.) Except as set forth on SCHEDULE 3.17, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by Cohig has not had and would not reasonably be expected to have a Material Adverse Effect on Cohig, and no such loss or expiration is, to the best knowledge of Cohig, threatened or pending. Cohig has taken all necessary actions to maintain and protect the material Intellectual Property Rights which it owns.

      (b) Except as set forth on SCHEDULE 3.17, (i) Cohig owns all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Encumbrances, (ii) there have been no claims made against Cohig asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, (iii) has not received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that Cohig license any rights from a third party), (iv) to the best knowledge of Cohig, the conduct of the Business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (v) to the best of knowledge of Cohig, the Intellectual Property Rights owned by or licensed to Cohig have not been infringed, misappropriated or conflicted by other Persons. Except as set forth in SCHEDULE 3.17, the consummation of the transactions contemplated by this Agreement shall have no Material Adverse Effect on the Company's right, title and interest in and to the Intellectual Property Rights listed on SCHEDULE 3.17.

      SECTION 3.18. BENEFIT PLANS OF COHIG. (a) Except as set forth in SCHEDULE 3.18, Cohig is not, and has never been, a party to (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any profit sharing, pension, defined compensation, bonus, stock option, stock purchase, disability, severance, health, welfare or incentive plan or agreement, or (iii) any written or unwritten plan or policy providing for "fringe benefits" to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs (individually a "Plan", and collectively the "Plans").

            (b) Each Plan is, and has at all times been, operated in all aspects in substantial compliance with its governing documents, ERISA, the Code, all regulations, rulings and announcements promulgated or issued under ERISA and the Code, and all other applicable law, including without limitation, all reporting, disclosure and other requirements of ERISA applicable to each such Plan.

            (c) Each Plan which is an employee pension benefit plan (a "Pension Plan"), as defined in Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code, is so qualified, and any trust through which any such Plan is or has been funded is exempt from federal income tax under Section 501(a) of the Code, and no fact or circumstance exists which would adversely affect the qualified status of any Plan or trust.

            (d) Neither any Plan, nor Cohig, nor any "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in
Section 4975 of the Code) with respect to any Plan, nor any other party, has ever been or is presently engaged in any prohibited transactions as defined by
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Cohig to the tax or penalty imposed by Section 4975 of the Code or to any liability under Section 502 of ERISA.

            (e) There is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the third-day notice requirement has not been waived; no condition exists which could subject the Cohig to a penalty under Section 4071 of ERISA.

            (f) Cohig is not, and has never been, a party to any "multi-employer plan", as that term is defined in Section 3(37) of ERISA.

            (g)  Eastbrokers  has been provided with a true and correct copy of:
(i) all plan documents relating to each Plan; (ii) all material contracts relating to each Plan, including without limitation insurance contracts, investment management contracts and record keeping arrangements; (iii) Forms 5500 and any attached schedules with respect to the last three plan years for each Plan; (iv) the most recent summary plan description of each Plan; (v) the most recent determination letter issued by the Internal Revenue Service for each Pension Plan; and (vi) with respect to each Pension Plan that is intended to qualify under the Code, true and complete employee census information that will enable counsel for Eastbrokers to determine whether each such Pension Plan satisfies Section 410(b) of the Code and which identifies by name each employee of Cohig who is a highly compensated employee (as defined in Section 414(q) of the Code) for the most recent year; and (vii) in the case of a Pension Plan which is a defined benefit plan, the three most recent actuarial reports relating to the Plan.

            (h) With respect to each Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened against Cohig, and there are no Orders of any Governmental Authority or Regulatory Agency outstanding against any Plan or any fiduciary thereof.

            (i) With respect to each welfare benefit plan (as defined in Section
(3)(1) of ERISA) ("Welfare Benefit Plan") to which Cohig is, or has ever been, a party which constitutes a group health plan subject to Section 4980B of the Code, each such Welfare Benefit Plan complies, and in each case has materially complied, with all applicable requirements of Section 4980B of the Code.

            (j) No Plan that is a Welfare Benefit Plan provides or at any time provided for non-terminable or non-alterable medical, life or other benefits described in Section (3)(1) of ERISA, for employees or retirees, and no Welfare Benefit Plan irrevocably or unalterably commits or at any time committed Cohig to provide such benefits or any other benefits for any party upon or following retirement or other termination of employment.

            (k) No Pension Plan has suffered an "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code) and if any Pension Plan is subject to Title IV of ERISA, the present value of all accrued benefits under the Pension Plan does not exceed the current value of the assets of the Pension Plan allocable to such accrued benefits, based on reasonable actuarial assumptions utilized for the Pension Plan in its most recent actuarial valuations.

            (l) All material contributions, premiums or claim payments required to be made to or on behalf of each Plan by law, contract or the terms of the Plan have been made.

            (m) No termination or partial termination of a Plan within the meaning of Section 4042 of ERISA or Section 411(d)(3) of the Code has occurred, and no condition exists that would constitute grounds for termination or partial termination of any Plan.

            (n) Cohig does not directly or indirectly maintain, or is a party to or contributes to, or has maintained, or was a party to, or contributed to any welfare plan that is separately funded or is intended, through any funding method, trust or arrangement, to be part of a "voluntary employees beneficiary association" (as defined in Section 509(c)(9) of the Code) or part of any other funding method, trust or arrangement described in Section 501(c) of the Code which is intended to be exempt from taxation under Section 501(a) of the Code.

            (o) There is no "disqualified benefit" (as defined in Section 4976(b) of the Code) which would subject Eastbrokers, East or Cohig to tax under
Section 4980 of the Code.

            (p) Cohig does not have any "leased employees" (as defined in Section 414(n) of the Code) who must be taken into account for purposes of
Section 414(n)(3) of the Code.

      SECTION 3.19. ENVIRONMENTAL AND HEALTH/SAFETY MATTERS. Except as set forth on SCHEDULE 3.19:

            (a) The operation of the Business is and has at all times been in compliance with all applicable Environmental Laws.

            (b) Cohig has obtained, maintained and complied with all Permits required under Environmental Laws for the operation of the Business and such Permits will continue to remain in effect without any change to their respective terms and conditions after the Effective

Time and, to the extent required under any applicable Environmental Law, will be transferred, re-obtained or otherwise modified by Cohig in such manner as to allow the uninterrupted operation of the Business;

            (c) SCHEDULE 3.19 hereto sets forth a complete and correct list of all Permits referenced in subparagraph (b) above, copies of which have been delivered to counsel for Eastbrokers;

            (d) No Hazardous Substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled in any way in the operation of the Business;

            (e) There are no  locations  now owned or  operated  by Cohig  where
Hazardous  Substances  have  been  generated,   transported,   stored,  treated,
recycled, disposed of or otherwise handled;

            (f) There is no past or ongoing release or threat of release of Hazardous Substances from any of the properties currently owned or operated by Cohig or any of its Affiliates or, to the best of knowledge of Cohig, from any properties formerly owned or operated by Cohig or any of its Affiliates;

            (g) Cohig has not treated, stored for more than ninety (90) days, or disposed of any hazardous waste, as such term is used within the meaning of RCRA or similar applicable state or municipal Law;

            (h)  Cohig  has  not  received  any  notice  from  any  Governmental
Authority, Regulatory Agency or other Person advising that Cohig is potentially responsible for costs associated with any release or threatened release of Hazardous Substances or potentially liable for any violation of any Environmental Law;

            (i) No underground storage tanks are or, to the best knowledge of Cohig, ever were located on any properties currently or previously owned or leased by Cohig;

            (j) No pending or threatened Order, litigation, settlement or citation with respect to Hazardous Substances exists, and there is no pending or contingent liability for Hazardous Substances, with respect to or in connection with the operation of the Business;

            (k) There has been no environmental investigation conducted by any Governmental Authority or Regulatory Agency with respect to the operation of the Business;

            (l) No PCBs or asbestos-containing materials are located on, contained in or otherwise form a part of any of the assets or properties of Cohig; and

            (m) Cohig has delivered to counsel for Eastbrokers all environmental audits, reports and assessments concerning the assets or properties of Cohig which Cohig possesses or reasonably could have obtained.

      SECTION 3.20. CORPORATE RECORDS. All stock certificate books, stock certificates, transfer ledgers and minute books of Cohig have been made available to Eastbrokers and are true and complete and constitute all of the stock books, stock certificates, transfer ledgers and minute books thereof. The minute books of Cohig reflect all material action taken and authorizations given by the Board of Directors of Cohig or any committee thereof and all material action taken and authorizations given by the current and any former holder of Cohig capital stock.

      SECTION 3.21. DEPOSITORIES. SCHEDULE 3.21 contains a complete list of the names, location and account numbers of each bank, trust company, securities broker or other financial institution in which Cohig has an account, deposits or other assets on hand and the names of all authorized persons with respect thereto.

      SECTION 3.22. INSURANCE. The assets and properties of Cohig and the conduct of the Business are insured by insurers of recognized responsibility in such amounts and against such risks and losses as are adequate therefor in accordance with past practices and with customary industry practices. All material insurance policies or binders insuring the property, assets or business liabilities of Cohig are listed on SCHEDULE 3.22 and are in full force effect and will be in full force and effect, or substantially comparable replacement policies will be in full force and effect, on the date hereof. SCHEDULE 3.22 identifies those pending or threatened claims listed therein as to which the insurance carrier has denied coverage or has advised Cohig that it is defending such claim under reservation of right.

      SECTION 3.23. TRUE AND COMPLETE COPIES. All copies of agreements, written contracts and documents delivered and to be delivered hereunder by Cohig are and will be true and complete copies of such agreements, contracts and documents as of the respective date on which such agreements, contracts and documents were delivered.

      SECTION 3.24. BROKERAGE. Except as set forth on SCHEDULE 3.24, neither Cohig nor any of its officers or directors has retained, employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

      SECTION  3.25.  TRANSACTIONS  WITH  AFFILIATES.  Except  as set  forth  on
SCHEDULE 3.25, no officer, director or employee of Cohig or, to the knowledge of Cohig, any Person in which any officer, director or employee of Cohig owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than one percent of the stock of which is beneficially owned by all of such Persons), has any material agreement, arrangement or understanding with Cohig or any interest in any assets or property of Cohig.

      SECTION 3.26. SECURITIES AND EXCHANGE COMMISSION BROKER-DEALER REGISTRATION. Cohig is duly registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") pursuant to Section 15 of the Exchange Act. Cohig has previously delivered to Eastbrokers a complete and correct copy of Cohig's current Form BD.

      SECTION 3.27. NASD MATTERS. Cohig is a member in good standing of the NASD. Except as set forth on SCHEDULE 3.27, there are no special restrictions or limitations imposed by the NASD on the conduct by Cohig of the Business, E.G., a "restriction letter."

      SECTION 3.28. SIPC/CRD REGISTRATION. Cohig is duly registered with the Security Investors Protection Corporation (the "SIPC"). Cohig has paid all SIPC fees due to date. Cohig is registered with the Central Registration Depository of the National Association of Securities Dealers, Inc. under CRD Number 16184.

      SECTION 3.29. STATE BROKER-DEALER REGISTRATIONS. Cohig is registered as a broker-dealer in each State within the United States. All of such registrations are current and Cohig is in good standing as a registered broker-dealer in each such state or jurisdiction. As of the date hereof, no renewal or registration fee is due or owing to any state. All of Cohig's state broker-dealer registrations are in good standing.

      SECTION 3.30. EMPLOYEES. SCHEDULE 3.30 sets forth the name, job description and compensation of each employee of Cohig whose earnings during Cohig's most recent fiscal year was $20,000 or more (including bonuses and other incentive compensation), and all employees who are expected to receive at least $20,000 (including bonuses and other incentive compensation) in earnings in respect of the present fiscal year. To the best knowledge of Cohig, there are no pending or threatened disputes between Cohig and any of its employees.

      SECTION 3.31.  REGISTERED  PRINCIPALS  AND  REPRESENTATIVES.  Set forth on
SCHEDULE 3.31 is a list of each Person registered as a registered principal or a registered representative with Cohig, and each state or jurisdiction in which such individual is registered.

      SECTION 3.32. BROKERS' BOND. Cohig currently has in effect a blanket broker-dealer fidelity bond, a copy of which has previously been delivered to Eastbrokers.

      SECTION 3.33. INTERCOMPANY LIABILITIES. Except as reflected in the Financial Statements or Interim Financial Statements or except as disclosed on
SCHEDULE 3.33 or SCHEDULE 3.25 attached hereto, there are no liabilities, contracts or commitments between Cohig, on the one hand, and CCI or any Affiliate of CCI, on the other. Except as disclosed on SCHEDULE 3.33 or SCHEDULE
3.25 attached hereto, during the period from the date of the Interim Financial Statements to the date hereof, no such liabilities, contracts or commitments have been paid and no settlements thereof have been made except those paid or settled on a basis consistent with the past practices of Cohig.

      SECTION 3.34.  FULL  DISCLOSURE.  No statement by Cohig  contained in this
Article III, the Schedules hereto or in any written certificate or document furnished to Eastbrokers, East, or any of their respective representatives or agents, as of the respective date thereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not materially and adversely misleading; PROVIDED, HOWEVER, that Cohig makes no representation or warranty as to the general business and economic condition of the industry in which the Business is conducted.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CCI


      As a further inducement to Eastbrokers and East to enter into this Agreement and to consummate the transactions contemplated hereby, CCI represents and warrants to each of

Eastbrokers and East that on the date hereof the matters set forth below are true and correct except as set forth in the disclosure schedules attached hereto.

      SECTION 4.1. RECORD AND BENEFICIAL OWNERSHIP OF COHIG COMMON STOCK. All of the issued and outstanding shares of Cohig Common Stock are owned beneficially and of record by CCI, free and clear of any Encumbrances, options, contracts, preemptive rights, rights of conversion or exchange, or equities except for such Encumbrances as may be created by this Agreement. There are no voting trusts, proxies or other agreements or understandings relating to the voting of the issued and outstanding shares of Cohig Common Stock.

      SECTION 4.2. NO CONFLICT. Except as set forth on SCHEDULE 4.2, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (i) conflict with or result in a breach of the terms of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under, (iii) result in the creation of any Encumbrance upon any assets or property of CCI pursuant to, or (iv) require any authorization, consent, approval, exemption of other action by notice or declaration to, or filing with any Governmental Authority or Regulatory Agency pursuant to the charter and by-laws of CCI, any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which CCI is a party or subject, or by which the assets or property of CCI is bound or (v) contravene any applicable provision of any Laws.

      SECTION 4.3. CONSENTS. Except for: (i) filings of applications and notices with the NASD; and (ii) the approval of this Agreement and the transactions contemplated by this Agreement by the Board of Directors of CCI and the holders of a majority of the issued and outstanding capital stock of CCI, and except as otherwise set forth on SCHEDULE 4.3, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be obtained, made or given by CCI in connection with the execution, delivery and performance of this Agreement or the consummation by CCI of the transactions contemplated by this Agreement.

      SECTION 4.4. BROKERAGE. Except as set forth on SCHEDULE 4.4, CCI has not retained, employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

      SECTION 4.5. INVESTMENT REPRESENTATIONS. (a) The Merger Shares being acquired by CCI pursuant hereto are for CCI's own account PROVIDED, HOWEVER, that CCI may distribute the Merger Shares to its stockholders by way of dividend or other pro-rata distribution. CCI has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

            (b) CCI understands and acknowledges that (a) the Merger Shares will be unregistered and may be required to be held indefinitely unless such shares are subsequently registered under the Securities Act, or an exemption from such registration is available; (b) Eastbrokers is under no obligation to file a registration statement with the Commission with respect to the Merger Shares; and (c) Rule 144 promulgated under the Securities Act, which provides for certain limited sales of unregistered securities, will not be immediately available with respect to the Merger Shares.

      SECTION 4.6. TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 4.6, neither CCI, nor any officer, director or employee of CCI or, to the knowledge of CCI, any Person in which any officer, director or employee of CCI owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than one percent of the stock of which is beneficially owned by all of such Persons), has any material agreement, arrangement or understanding with Cohig or any interest in any assets or property of Cohig.

      SECTION 4.7. REPRESENTATION AND CONSULTATION. CCI has consulted with and relied upon its own professional advisors with respect to the Tax, legal and other effects of the transactions contemplated by this Agreement including, without limitation, the federal, state and local Tax consequences to CCI and its stockholders of a distribution by CCI to its stockholders of the Merger Consideration.

      SECTION 4.8 FULL DISCLOSURE. No statement by CCI contained in this Article IV, the Schedules hereto or in any written certificate or document furnished by CCI to Eastbrokers or East as of the respective date thereof, or to the best of CCI's knowledge, no statement contained by Cohig in Article III or the schedules hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not materially and adversely misleading.


                                   ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF EASTBROKERS


      As an inducement to each of Cohig and CCI to enter into this Agreement and
to  consummate  the  transactions   contemplated   hereby,   Eastbrokers  hereby
represents and warrants to each of Cohig and CCI, as follows:

      SECTION 5.1. ORGANIZATION, QUALIFICATION AND AUTHORITY OF Eastbrokers. (a) Eastbrokers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Eastbrokers has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as presently conducted and presently proposed to be conducted. Eastbrokers has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect on Eastbrokers. SCHEDULE 5.1 sets forth all the subsidiaries of Eastbrokers and describes each direct or indirect ownership or other rights of Eastbrokers to acquire any capital stock or equity or debt securities of any corporation or any other direct or indirect equity ownership interest or Indebtedness interest in any other Person which is owned or held by Eastbrokers.

            (b) Eastbrokers has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Eastbrokers and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors of Eastbrokers, and no further corporate action on the part of Eastbrokers is necessary to authorize this Agreement and its performance of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Eastbrokers and constitutes the legal, valid and binding obligation of Eastbrokers enforceable against it in accordance with its terms.

      SECTION 5.2. NO CONFLICT. Except as set forth on SCHEDULE 5.2, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights, under, (iii) result in the creation of any Encumbrance upon any of the capital stock, assets or property of Eastbrokers pursuant to, or (iv) require any authorization, consent, approval, exemption of other action by notice or declaration to, or filing with any Governmental Authority or Regulatory Agency pursuant to, the charter or bylaws of Eastbrokers, any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which Eastbrokers is a party or subject, or by which any of its capital stock, assets or property is bound or
(v) contravene any applicable provision of any Laws.

      SECTION 5.3. CONSENTS. Except for filings of applications and notices with the NASD and except as otherwise set forth on SCHEDULE 5.3, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be obtained, made or given by Eastbrokers in connection with the execution, delivery and performance of this Agreement or the consummation by Eastbrokers of the transactions contemplated by this Agreement.

      SECTION 5.4. BROKERAGE. Except as set forth on SCHEDULE 5.4, neither Eastbrokers nor any of its officers or directors has retained, employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

      SECTION 5.5. EASTBROKERS COMMON STOCK. All of the Merger Shares on the date of issuance or delivery thereof, shall (a) be duly authorized, validly issued, fully paid and nonassessable, (b) subject as the case may be to the Escrow Agreement, be free and clear of any Encumbrances and (c) bear the following legend:

                    "The  securities   represented  by  this
                    certificate are not registered under the
                    Securities  Act of 1933, as amended (the
                    "Securities    Act")   and   cannot   be
                    transferred  or  sold  unless  they  are
                    subsequently    registered   under   the
                    Securities Act or, in the opinion of counsel for the issuer, an exemption from such registration is available."

     SECTION 5.6. FILINGS WITH THE COMMISSION. All documents filed by Eastbrokers with the Commission pursuant to reporting obligations arising under the Securities Exchange Act of 1934, as amended, were true and correct in all material respects as of the date specified in such documents or if no date was so specified as of the date such documents were filed. Except for consummation of the transactions contemplated hereby, as of the date hereof, there has been no event, development or change in the business of Eastbrokers which would give rise to an obligation on behalf of Eastbrokers to amend, modify or supplement a filing with the Commission previously made or to file additional reports, schedules or documents with the Commission.


                                   ARTICLE VI.

            REPRESENTATIONS AND WARRANTIES OF EASTBROKERS AND EAST


      As an inducement to Cohig and CCI to enter into this Agreement and to consummate the transactions contemplated hereby, Eastbrokers and East, jointly and severally, hereby represent and warrant to Cohig and CCI as follows:

      SECTION 6.1. ORGANIZATION AND AUTHORITY. (a) East is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. East has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to engage in the Business. East has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect on East . East does not have any subsidiaries, and, except as contemplated by this Agreement, East does not have any direct or indirect ownership or hold any rights to acquire any capital stock or equity or debt securities of any corporation or any other direct or indirect equity ownership interest or Indebtedness interest in any other Person.

            (b) East has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by East and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors of East and Eastbrokers, as the holder of all of the issued and outstanding shares of common stock of East, and no further corporate action on the part of East is necessary to authorize this Agreement and its performance of the transactions contemplated hereby. This Agreement has been duly executed and delivered by East and constitutes the legal, valid and binding obligation of East enforceable against it in accordance with its terms.

      SECTION 6.2. NO CONFLICT. Except as set forth on SCHEDULE 6.2, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (i) conflict with or result in a breach of the terms of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights, under, (iii) result in the creation of any Encumbrance upon any of the capital stock, assets or property of East pursuant to, or (iv) require any authorization, consent, approval, exemption of other action by notice or declaration to, or filing with any Governmental Authority or Regulatory Agency pursuant to the charter or bylaws of East , any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which East is a party or subject, or by which any of its capital stock, assets or property is bound or (v) contravene any applicable provision of any Laws.

      SECTION 6.3. CONSENTS. Except for: (i) filings of applications and notices with the NASD; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Colorado and except as set forth on SCHEDULE 6.3, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be obtained, made or given by East in connection with the execution, delivery and performance of this Agreement or the consummation by East of the transactions contemplated by this Agreement.

      SECTION 6.4. EAST CAPITALIZATION. East 's authorized capital stock consists of one thousand (1,000) shares of common stock, par value $.01 per share, of which one hundred (100) shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants, preemptive rights, conversion privileges or other contracts which give any Person or entity the right to acquire any capital stock of East or any interest therein. Eastbrokers is the beneficial and record owner of all of the outstanding shares of common stock of East, free and clear of all Encumbrances.

      SECTION 6.5. BUSINESS ACTIVITY; INDEBTEDNESS. East has not engaged in any business activity of any nature prior to the date of this Agreement and as of the date hereof, East is not indebted or liable to any Person for any obligation except as expressly contemplated herein.


                                  ARTICLE VII.

            CONDITIONS TO THE OBLIGATIONS OF EASTBROKERS AND EAST


      The obligations of Eastbrokers and East to consummate, on the date hereof, the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the date hereof of each of the following conditions, unless waived in writing by Eastbrokers:

      SECTION 7.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by each of Cohig and CCI in this Agreement shall be true and correct in all material respects on the date hereof. Each of Cohig and CCI shall have performed and complied with all agreements, covenants and conditions required to be performed and complied with by Cohig and CCI, respectively, prior to the date hereof; Cohig and CCI each shall have certified to the effect of this Section 8.1 in writing to Eastbrokers, in a form reasonably satisfactory to Eastbrokers, as of the date hereof. Notwithstanding anything to the contrary contained herein, the Closing of the transactions contemplated hereby shall not be deemed to be a waiver by Eastbrokers or any Indemnitee of any rights to indemnification under or pursuant to Article XIII of this Agreement, irrespective of whether Eastbrokers or any other Person had knowledge on or before the date hereof of the breach by either Cohig or CCI of any representation, warranty, agreement, covenant or condition contained in this Agreement.

      SECTION 7.2. APPROVALS. All Approvals required to be obtained by Cohig and CCI to consummate the transactions contemplated by this Agreement shall have been validly obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and copies of all such Approvals shall have been delivered to Eastbrokers.

      SECTION 7.3. NO PROCEEDING OR LITIGATION. No action, suit or proceeding before any court, any other Governmental Authority or Regulatory Agency shall have been commenced or threatened, and no investigation by any Governmental Authority or Regulatory Agency shall have been threatened, against any of the parties to this Agreement or any of the principals, officers, directors or stockholders of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

      SECTION 7.4. ESCROW AGREEMENTS. Eastbrokers shall have received an executed copy of the Escrow Agreement.

      SECTION 7.5. EMPLOYMENT AGREEMENTS. East shall have received executed copies of employment agreements from Mr. Steven R. Hinkle and from each of the other employees of Cohig identified on Schedule 7.5 substantially in the form attached as Exhibit B and Exhibit C, respectively.

      SECTION 7.6. OTHER DOCUMENTS. Cohig and CCI shall have furnished or caused to be furnished to Eastbrokers the documents set forth in Section 9.2 and such other documents and certificates as may be reasonably requested by Eastbrokers.

      SECTION 7.7. CORPORATE ACTION. Cohig and CCI each shall have taken all corporate action necessary to approve the transactions contemplated by the Agreement, and Cohig and CCI shall have furnished Eastbrokers with copies of resolutions, adopted by the Board of Directors of each of Cohig and CCI and the stockholders of CCI and certified by the secretary of each respective entity as of the date hereof, in form and substance reasonably satisfactory to counsel for Eastbrokers, in connection with such transactions.

      SECTION 7.8. SECURITIES LAWS EXEMPTIONS. The transfer of the Merger Shares shall not be subject to registration under the Securities Act of 1933, as amended, or under any applicable state securities laws based on exemptions available on terms and conditions reasonably acceptable to Eastbrokers.

                                  ARTICLE VIII
                     CONDITIONS TO THE OBLIGATIONS OF COHIG
                                     AND CCI


      The obligations of Cohig and CCI to consummate, on the date hereof, the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the date hereof, of each of the following conditions, unless waived in writing by each of Cohig and CCI:

      SECTION 8.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by each of Eastbrokers and East herein shall be true and correct in all material respects on the date hereof. Each of Eastbrokers and East shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Eastbrokers and East, respectively, prior to the date, and each of Eastbrokers and East shall have so certified to Cohig and CCI on the date hereof. Notwithstanding anything to the contrary contained herein, the Closing of the transactions contemplated hereby shall not be deemed a waiver by CCI or any Indemnitee of any rights to indemnification pursuant to Article XIII of this Agreement, irrespective of whether CCI or any other Person had knowledge on or before the date hereof of the breach by either Eastbrokers or East, of any representation, warranty, agreement, covenant or condition contained in this Agreement.

      SECTION 8.2. APPROVALS. All Approvals required to be obtained by each of Eastbrokers and East to consummate the transactions contemplated by this Agreement shall have been validly obtained and shall be in full force and effect and all statutory waiting periods shall have expired or been terminated and copies of such Approvals shall have been delivered to Cohig.

      SECTION 8.3. NO PROCEEDING OR LITIGATION. No action, suit or proceeding before any court or any other Governmental Authority or Regulatory Agency shall have been commenced or threatened, and no investigation by any Governmental Authority shall have been threatened, against any of the parties to this Agreement or any of the principals, officers or directors of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

      SECTION 8.4. CORPORATE ACTION. Each of Eastbrokers and East shall have taken all corporate action necessary to approve the transactions contemplated by the Agreement, and each of Eastbrokers and East shall have furnished Cohig with copies of resolutions, adopted by the Board of Directors of Eastbrokers and East, and certified by the secretary of each respective entity as of the date hereof, in form and substance reasonably satisfactory to counsel for Cohig, in connection with such transactions.

      SECTION 8.5. ESCROW AGREEMENT. Cohig and CCI shall have received an executed copy of the Escrow Agreement.

      SECTION 8.6. OTHER DOCUMENTS. Each of Eastbrokers and East shall have furnished Cohig and CCI with the documents set forth in SECTION 9.3 and such other documents and certificates as may be reasonably requested by Cohig.


                                   ARTICLE IX

                                     CLOSING


      SECTION 9.1. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur at the close of the NASDAQ SmallCap Market trading day on May 14, 1998 or such later date as the parties hereto may mutually agree at the offices of Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901.

      SECTION 9.2. DELIVERY OF DOCUMENTS BY COHIG. Cohig agrees to execute and deliver, or cause to be executed and delivered, to Eastbrokers and East at the Closing, the following:

            (a)   All  of   the  instruments  and  documents   required  to   be
      delivered under ARTICLE VII.

            (b) Written  resignations  of the  directors  of Cohig  specified on
      SCHEDULE 9.2(B) hereto, effective as of the date hereof.

            (c) All minute books, stock certificate books and stock ledgers of Cohig.

            (d) A copy of the Articles of Incorporation of Cohig as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of the State of Colorado.

            (e) Certificates, as of the most recent practicable dates as to the corporate good standing of Cohig issued by the Secretaries of State of the States of Colorado, Florida, Missouri, Utah and Oregon and any other state in which Cohig is required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the date hereof.

            (f) A copy of the By-laws of Cohig in effect on the date hereof, certified by the Secretary or Assistant Secretary of Cohig as of the date hereof.

            (g) Resolutions of the Board of Directors of Cohig and CCI authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Cohig as of the date hereof.

            (h) A Certificate of the Secretary or Assistant Secretary of Cohig dated the date hereof certifying (i) as to the matters in (f) and (g), above, (ii) that the Articles of Incorporation of Cohig has not been amended, and (iii) to the incumbency and specimen signature of each officer of Cohig executing this Agreement and the other agreements contemplated herein.

            (i)   Such other documents as Eastbrokers may reasonably request.

      SECTION 9.3. DELIVERY OF DOCUMENTS BY EASTBROKERS AND EAST . Each of Eastbrokers and East agrees to execute and deliver, or cause to be executed and delivered, to Cohig and CCI, as the case may be, at the Closing, the following:

            (a)   All  of  the  instruments  and  documents   required   to   be
      delivered under ARTICLE VIII.

            (b)   Such other documents as Cohig or CCI may reasonably request.

      SECTION 9.4. FILING OF CERTIFICATE OF MERGER AND ARTICLES OF MERGER. Concurrent with the exchange of documents referred to in this ARTICLE IX, and subject to satisfaction of the conditions set forth herein, Eastbrokers, East, CCI and Cohig hereby authorize the filing, on the date hereof, of the Certificate of Merger in the office of the Secretary of State of the State of Delaware and the Articles of Merger in the office of the Secretary of State of the State of Colorado.


                                    ARTICLE X

                                   TAX MATTERS

      SECTION 10.1. TAX SHARING AGREEMENT. Any tax sharing agreement between CCI and Cohig is terminated as of the date hereof and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

      SECTION 10.2. TAXES OF OTHER PERSONS. CCI agrees to indemnify Eastbrokers and the Surviving Corporation from any Adverse Consequences Eastbrokers or the Surviving Corporation may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of Cohig for taxes of any Person other than Cohig under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law).

      SECTION 10.3. TAX RETURNS . CCI will include the income of Cohig (including any deferred income triggered into income by Sections 1.1502-13 and 1.1502-14 of the Treasury Regulations and any excess loss accounts taken into income under Section 1.1502-19 of the Treasury Regulations) on the CCI consolidated federal income Tax Returns (and any similar state, local or foreign Tax Returns) for all periods through the date hereof and pay any federal income Taxes attributable to such income. The Surviving Corporation will furnish Tax information to CCI for inclusion in CCI's federal consolidated income Tax Return (and any similar state, local or foreign Tax Returns) for the period which includes the date hereof in accordance with Cohig's past custom and practice. CCI will allow Eastbrokers and the Surviving Corporation an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to Cohig that would adversely affect the Surviving Corporation after the date hereof. The income of Cohig will be apportioned to the period up to and including the date hereof and the period after the date hereof by closing the books of Cohig as of the end of the date hereof.

      SECTION 10.4. AUDITS. CCI will allow the Surviving Corporation and its counsel to participate in any audits of CCI's consolidated federal income Tax Returns (and any similar state, local or foreign Tax Returns) to the extent that such returns relate to Cohig. CCI will not settle any such audit in a manner which would adversely affect the Surviving Corporation after the date hereof without the prior written consent of Eastbrokers or the Surviving Corporation, which consent shall not unreasonably be withheld.

      SECTION 10.5. CARRYBACKS. CCI will immediately pay to the Surviving Corporation any Tax refund (or reduction in Tax liability) resulting from a carryback of a postacquisition Tax attribute of Cohig into the CCI consolidated Tax Return, when such refund or reduction is realized by CCI. CCI will cooperate with the Surviving Corporation in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Tax Returns or refund claims.

      SECTION 10.6. RETENTION OF CARRYOVERS. CCI will not elect to retain any net operating loss carryovers or capital loss carryovers of Cohig under Section 1.1502-20(g) of the Treasury Regulations.

      SECTION 10.7. CERTAIN OTHER TAX MATTERS. The following provisions shall govern the allocation of responsibility as between the Surviving Corporation and CCI for certain tax matters following the Closing:

            (a) TAX PERIODS ENDING ON OR BEFORE THE DATE HEREOF. The Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed all Tax Returns (except for the Tax Returns contemplated in SECTION 11.3 of this Agreement) for Cohig for all periods ending on or prior to the date hereof which are filed after the date hereof. The Surviving Corporation shall permit CCI to review and comment on each such Tax Return described in the preceding sentence prior to filing. CCI shall reimburse the Surviving Corporation for Taxes of Cohig with respect to such periods within fifteen (15) days after payment by the Surviving Corporation or Cohig of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect differences between book and Tax income) shown on the face of Cohig's balance sheet for the Most Recent Fiscal Month End.

            (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE DATE HEREOF. The Surviving Corporation shall prepare and cause to be prepared and file or cause to be filed any Tax Returns of Cohig for Tax periods which begin before the date hereof and end after the date hereof. CCI shall pay to the Surviving Corporation within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the date hereof to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect differences between book and Tax income) shown on the face of Cohig's balance sheet for the Most Recent Fiscal Month End. For purposes of this SECTION 11.7(B), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the date hereof, the portion of such Tax which relates to the portion of such Taxable period ending on the date hereof shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the date hereof and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the date hereof. Any credits relating to a Taxable period that begins before and ends after the date hereof shall be taken into account as though the relevant Taxable period ended on the date hereof. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Cohig.

      (c) COOPERATION ON TAX MATTERS. (i) The Surviving Corporation and CCI shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article XI and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Surviving Corporation and CCI agree (A) to retain all books and records with respect to Tax matters pertinent to Cohig relating to any Taxable period beginning before the date hereof until the expiration of the statute of limitations (and, to the extent notified by the Surviving Corporation or CCI, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Surviving Corporation or CCI, as the case may be, shall allow the other party to take possession of such books and records; (ii) the Surviving Corporation and CCI further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby); and (iii) the Surviving Corporation and CCI further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and Treasury Regulations promulgated thereunder.

                                   ARTICLE XI.

                                    REMEDIES

      Each party acknowledges that the unique nature of the transactions to be consummated hereunder renders money damages an inadequate remedy for breach by either party of its obligations hereunder, and the parties each agree that in the event of such breach, the non-breaching party will, upon instituting proper action, be entitled to a decree of specific performance.

                                  ARTICLE XII.

              COVENANTS OF THE PARTIES SUBSEQUENT TO THE CLOSING


      SECTION 12.1. CONTRIBUTION OF NET CAPITAL. On the date that all waiting periods and other conditions to the effectiveness of the Approvals have expired, terminated or lapsed, Eastbrokers will contribute to the Surviving Corporation equity capital in the amount of $500,000. Eastbrokers will contribute additional equity capital in the amount of $1 million to the Surviving Corporation as soon as practicable after delivery to Eastbrokers of evidence reasonably satisfactory to Eastbrokers that the Lawsuits have been resolved at the sole discretion of Eastbrokers in favor of Cohig.

      SECTION 12.2. EQUITY INCENTIVE PLAN. Within thirty (30) days of the Closing, Eastbrokers will grant, pursuant to the Eastbrokers International Inc. 1996 Stock Option Plan (the "Option Plan"), options to purchase shares of Eastbrokers Common Stock to certain of the employees of Cohig. The options will vest and become exercisable by the respective optionee only if performance and other criteria set forth in the Option Plan and the respective option agreement are satisfied.

      SECTION 12.3. GOVERNMENTAL AND REGULATORY APPROVALS AND COMPLIANCE. As promptly as practicable after the Closing, each of Eastbrokers and the Surviving Corporation shall file or cause to be filed with the appropriate Governmental Authority and Regulatory Agency any notifications, applications or other documents required to be filed with respect to the transactions contemplated hereby and in connection with the registration of the Surviving Corporation as a registered broker-dealer in each State within the United States, a member in good standing of the NASD and will promptly file an Uniform Application for Broker-Dealer Registration on Form BD with the NASD. CCI agrees to make available to each of Eastbrokers and the Surviving Corporation such information as each of them may reasonably request to enable each of them to file the required applications, notices and other requisite documents with such Governmental Authorities and Regulatory Agencies and to provide any additional information requested by such agencies.

      SECTION 12.4. ASSIGNMENT BY CCI TO THE SURVIVING CORPORATION OF LEASES, OTHER CONTRACTS, PROPERTY AND EQUIPMENT. Subsequent to the Closing, CCI shall assign or transfer, at the sole discretion of Eastbrokers, to either the Surviving Corporation or such other subsidiary of Eastbrokers which may be hereafter established for such purpose, all real property and equipment leases, such other contracts and contract rights and all other property and equipment of CCI which immediately prior to the date hereof were used or useful to Cohig in connection with its business activities. Additionally, for a period of not less than 90 days after the Closing, or such longer period as may be required to obtain necessary third party consents to such assignment or transfers, CCI agrees not to take any action which would result in a termination or a material modification of the terms of the leases, contracts or contract rights or would otherwise impair the usefulness of any other property and equipment of CCI which was immediately prior to the date hereof used by or useful to Cohig in connection with its business activities.

      SECTION 12.5. LIQUIDATION OF CCI. CCI agrees that, during the period in which any Merger Shares are held in the escrow account, it will not file with any Governmental Authority any documents, instruments or agreements relating to the liquidation or dissolution of CCI, without the prior consent of Eastbrokers, which consent will not be unreasonably withheld. CCI further agrees that during the period in which any Merger Shares are held in the escrow account, CCI will not take any action with respect to its corporate organizational status or the dissolution of CCI, which would impair the rights of either Eastbrokers or East to be indemnified by CCI.

      SECTION 12.6. UNWIND. If all Approvals necessary to permit the Surviving Corporation to engage fully in the business activities conducted by Cohig immediately prior to the Merger have not been obtained by August 14, 1998, at the request of Eastbrokers, each of CCI and Cohig hereby agree to take all actions which are necessary to unwind the Merger and to take all actions which are necessary to return, to the extent possible, each of the parties hereto the respective position and status such party held immediately prior to the date hereof.

      SECTION 12.7. CONDUCT OF BUSINESS. Subsequent to the date hereof, the surviving Corporation, shall not, without the prior written consent of Eastbrokers, take any action or engage in any transaction which could be reasonably expected to create in an obligation for Eastbrokers to publicly disclose such action or transaction. Each of Eastbrokers and East agree that it will not take any arbitrary action which is intended to impair Cohig's ability to achieve the performance criteria set forth in Sections 2.8 and 2.9 hereof.

      SECTION 12.8. CONFIDENTIALITY. (a) All data, reports, records and other written and oral information of any kind received by any party hereto or Affiliates, stockholders, directors, partners, officers, employees, agents, representatives, consultants or lenders of such party (such party being hereinafter referred to as the "Receiving Party") from any other party hereto or Affiliates, stockholders, partners, directors, officers, employees, agents, representatives or consultants of such other party (such other party being hereinafter referred to as the "Delivering Party") under this Agreement or in connection with the transactions contemplated hereby shall be treated as confidential (collectively, "Confidential Information"). Except as otherwise provided herein, the Receiving Party shall not disclose or use (and shall not permit its Affiliates, stockholders, directors, officers, partners, employees, agents, representatives or consultants to use) Confidential Information for its own (or their own) benefit and shall use commercially reasonable efforts (and shall cause its Affiliates, stockholders, partners, directors, officers, employees, agents, representatives or consultants to use commercially reasonable efforts) to maintain the confidentiality of Confidential Information. If the Receiving Party or any of its Affiliates, stockholders, directors, officers, partners, employees, agents, representatives or consultants is required to disclose Confidential Information by or to any court, arbitrator, Governmental Authority or Regulatory Agency of competent jurisdiction, the Receiving Party shall, prior to such disclosure, promptly notify the Delivering Party of such requirement and all particulars related to such requirement. The Delivering Party shall have the right, at its own cost and expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

            (b) The restrictions set forth in SECTION 12.8(A) hereof shall not apply to the use or disclosure of Confidential Information to the extent, but only to the extent, (i) permitted or required pursuant to any other agreement between or among the parties hereto, (ii) necessary by a party hereto in connection with exercising its or their rights or performing its or their duties or obligations under this Agreement, or the other agreements described in clause
(i) of this sentence, (iii) contemplated by the last two sentences of SECTION 12.8(A) hereof or (iv) that the


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

Receiving Party can demonstrate such Confidential Information (A) is or became generally available to the public through no fault or neglect of the Receiving Party, (B) is received in good faith on a non-confidential basis from a third party who discloses such Confidential Information without violating any obligations of secrecy or confidentiality, or (C) was already in possession of such information at the time of receipt as shown by prior dated written records.

            (c) For the purposes of this SECTION 12.8, (i) information which is specific shall not be deemed to be within an exception set forth in SECTION 12.8(B) hereof merely because it is embraced by general information which is within such an exception and (ii) a combination of information shall not be deemed to be within an exception set forth in SECTION 12.8(B) hereof merely because individual aspects of such combination are within such an exception unless the combination of information itself, its principle of operation and its value or advantages are within such an exception.

      SECTION 12.9. TAX BENEFITS. CCI, to the extent that it is unable to utilize any tax attributes, net loss carryforwards or other similar items to reduce or eliminate taxes currently owed or previously paid by CCI with respect to the business activities of Cohig prior to the date hereof, will cooperate with and take such actions as are reasonably requested by Eastbrokers and East to enable Eastbrokers and East to utilize to the extent legally permissable such tax attributes, net loss carryforwards or other similar items.

      SECTION 12.10. FURTHER ASSURANCES. (a) Upon the terms and subject to the conditions provided herein, each of Eastbrokers, the Surviving Corporation and CCI shall use commercially reasonable efforts to take, cause to be taken, all action or do, or cause to be done, all things or execute or cause to be executed any documents necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, and the other agreements contemplated hereby.

            (b) On and after the date hereof, each of Eastbrokers, the Surviving Corporation and CCI shall take all commercially reasonable appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement.

                                  ARTICLE XIII.

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND COVENANTS; INDEMNIFICATION


      SECTION 13.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Except for the Unlimited Representations and Warranties (as hereinafter defined), the representations, warranties and covenants (the "Limited Representations and Warranties") of the parties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby until the fifth anniversary of the date hereof. The representations, warranties and covenants of the parties contained in Sections 3.1, 3.10, 3.12, 3.15, 3.17(a), 4.1, 5.1, 6.1, 12.8 and
Article 12 (the "Unlimited Representations and Warranties") shall survive indefinitely other than as otherwise set forth under applicable statutes of limitations. No suit, action or proceeding may be commenced by a party with respect to any claim arising out of or relating to the Limited Representations and Warranties, representations and covenants after the fifth anniversary of the Closing. Notwithstanding the foregoing, and subject to the other provisions of this ARTICLE XIII, the parties shall have the right to commence a suit, action or proceeding after the fifth anniversary of the date hereof with respect to claims arising out of or relating to the Unlimited Representations and Warranties.

      SECTION 13.2. INDEMNIFICATION BY EASTBROKERS. Subject to SECTIONS 13.1 AND
13.4. Eastbrokers shall indemnify Cohig and the Affiliates, directors and officers of Cohig and CCI for, and shall hold each of them harmless from, any and all damages, claims, complaints, suits, actions, causes of action, proceedings, investigations, obligations, losses, liabilities, assessments, penalties, judgments, deficiencies, expenses and disbursements (including, without limitation, reasonable legal, accounting and other professional expenses) ("Indemnified Liabilities") asserted against or incurred or sustained by any of them relating to, associated with or arising out of any breach of the warranties or representations of Eastbrokers and East set forth in ARTICLE V or
ARTICLE VI of this Agreement or the covenants of Eastbrokers and East set forth in this Agreement.

      SECTION 13.3. INDEMNIFICATION BY CCI. Subject to SECTIONS 13.1 AND 13.4, CCI shall indemnify Eastbrokers and East and the Affiliates, directors and officers of each of them for, and shall hold each of them harmless from, any and all Indemnified Liabilities asserted against or incurred or sustained by any of them relating to, associated with or arising out of (i) any breach of any of the warranties or representations of Cohig and CCI set forth in Article III or
Article IV of this Agreement, (ii) any breach of any breach of any of the covenants of Cohig or CCI set forth in this Agreement, or (iii) any Taxes of Cohig with respect to any Tax year or portion thereof ending on or before the date hereof (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with SECTION 10.7) to the portion of such period beginning before and ending on the Closing
Date), to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of Cohig's balance sheet for the Most Recent Fiscal Month End, and (y) unpaid Taxes of any person (other than Cohig) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. In addition, CCI shall indemnify the Surviving Corporation for all Indemnified Liabilities asserted against, incurred or sustained by the Surviving Corporation to the extent such Indemnified Liabilities exceed $500,000 annually during each of the two years subsequent to the date hereof relating to, associated with or arising out of, any and all liabilities or obligations of Cohig other than: (i) obligations fully reserved for on the balance sheet of Cohig included in the Interim Financial Statements;
(ii) liabilities set forth on the Schedules hereto except for liabilities relating to or arising from the matters set forth on Schedule 3.15; and (iii) liabilities incurred in connection with the operation of the Business after the date hereof. Notwithstanding anything to the contrary, the maximum liability of CCI arising pursuant to this Article XIII for Indemnified Liabilities shall not exceed the fair market value of the Merger Shares or other assets substituted therefor which are held in an escrow account pursuant to the terms of the Escrow Agreement.

      SECTION  13.4.  INDEMNIFICATION  PROCEDURE.  (a) Within a reasonable  time
after   obtaining   knowledge   thereof,   a  Person  who  may  be  entitled  to
indemnification  hereunder (the

"Indemnitee") shall promptly give the Party who may be obligated to provide such indemnification (the "Indemnitor") written notice of any Indemnified Liability which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"); PROVIDED, HOWEVER, that no failure or delay in giving any such Notice of Claim shall relieve the Indemnitor of its obligations except, and only to the extent, that it is prejudiced thereby. A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to an Indemnified Liability. The Indemnitor shall perform its indemnification obligations in respect of an Indemnified Liability described in a Notice of Claim under SECTIONS 13.2 or 13.3 hereof, as the case may be, within 30 days after the Indemnitor shall have received such Notice of Claim; provided, however, such obligation shall be suspended so long as the Indemnitor is in good faith performing its obligations under SECTION 13.4(B) hereof with respect to such Indemnified Liability.

            (b) The Indemnitor shall (i) promptly inform the Indemnitee of all material developments with respect to a matter which is the subject of a Notice of Claim and (ii) inform the Indemnitee promptly after the Indemnitor has made a good faith determination, based on the facts alleged in such Notice of Claim or which have otherwise become known to the Indemnitor, either that the Indemnitor acknowledges that it has an indemnification obligation hereunder in respect of such Indemnified Liability or that the Indemnitor has made a good faith determination that it has no indemnification obligation hereunder in respect of such Indemnified Liability. Except as set forth in SECTION 13.4(C), the Indemnitee shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense, contest or other opposition of any such third party claim, demand, suit, action or proceeding through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is in good faith performing its obligations under this SECTION 13.4(B), the Indemnitee shall (i) at Indemnitor's cost and expense, cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request and (ii) not compromise or settle any such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor. If the Indemnitor fails to perform its obligations under this SECTION 13.4(B), or if the Indemnitor shall have informed the Indemnitee in writing in accordance herewith that the Indemnitor does not have an indemnification obligation hereunder in respect of such Liability, then the Indemnitee shall have the right, but not the obligation, to take the actions which the Indemnitor would have had the right to take in connection with the performance of such obligations and, if the Indemnitee is entitled to indemnification hereunder in respect of the event or circumstance as to which the Indemnitee takes such actions, then the Indemnitor shall, in addition to indemnifying Indemnitee for the Liability, indemnify the Indemnitee for all of the legal, accounting and other costs, fees and expenses reasonably and actually incurred in connection therewith. If the Indemnitor proposes to settle or compromise any such third party action, demand, claim, suit or proceeding, the Indemnitor shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Indemnitee a reasonable time prior to effecting such settlement or compromise. Notwithstanding anything contained herein to the contrary, the Indemnitee shall have the right to object to the settlement or compromise of any such third party action, demand, claim, suit or proceeding whereupon (i) the Indemnitee will assume the defense, contest or other opposition of any such third party action, demand, claim, suit or proceeding for its own account and as if it were the Indemnitor and (ii) the Indemnitor shall be released from any and all liability with respect to any such third party action, demand, claim, suit or proceeding to the extent that such liability exceeds the liability which the Indemnitor would have had in respect of such a settlement or compromise.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS


      SECTION 14.1. AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters related to the transactions contemplated by this Agreement; PROVIDED, however, that after any approval of the transactions contemplated by this Agreement by CCI, there may not be, without further approval of CCI, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to CCI hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 14.2. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for their performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by CCI, there may not be, without further approval of CCI, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to CCI hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      SECTION 14.3. EXPENSES. Except as otherwise provided in this Agreement, CCI will pay the legal and other expenses incurred by or on behalf of itself and Cohig and Eastbrokers will pay the legal and other expenses incurred by or on behalf of itself and East in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein whether or not such transactions are completed or this Agreement is terminated.

      SECTION 14.4. INVESTIGATIONS. The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

      SECTION 14.5. HEADINGS. The article and section headings contained in this Agreement are for references purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 14.6. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given as follows: on the day established by the sender as having been delivered personally or by telecopier (with confirmation); on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

            (a)   IF TO COHIG OR CCI:

                  Cherry Creek Investments, Ltd.
                  6300 S. Sycamore Way
                  Suite 400
                  Englewood, Colorado  80111
                  Attention: Mr. Steven R. Hinkle
                  Telecopy No.:  (306) 694-3728

            (b)   IF TO EASTBROKERS OR EAST :

                  Eastbrokers International , Inc.
                  15245 Shady Grove Road
                  Suite 340
                  Rockville, Maryland 20850
                  Attention: Mr. Martin A. Sumichrast
                  Telecopy No.:  ( 301 ) 527-1112

                  WITH A COPY TO:

                  Kelley Drye & Warren LLP
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  Stamford, Connecticut 06901
                  Attention: Paul F. McCurdy, Esq.
                  Telecopy No.:  (203) 327-2669

or to such other address or to the attention of person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

      SECTION 14.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties except that Eastbrokers may freely assign this Agreement to any of its subsidiaries provided that such subsidiary shall be and shall remain during such period as obligations of Eastbrokers under this Agreement shall continue, a wholly-owned subsidiary of Eastbrokers. Subject to the preceding sentence, this Agreement and all of the provisions hereof

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

shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns

      SECTION 14.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      SECTION 14.9. FORUM. ANY DISPUTE ARISING HEREUNDER SHALL BE RESOLVED, AT THE ELECTION OF THE AGGRIEVED PARTY, BY EITHER: (i) INITIATING A PROCEEDING IN A STATE OF FEDERAL COURT IN THE STATE OF MARYLAND, IF THE AGGRIEVED PARTY IS EASTBROKERS, East OR THE SURVIVING CORPORATION, AND IN A STATE OR FEDERAL COURT IN THE STATE OF COLORADO, IF THE AGGRIEVED PARTY IS EITHER CHERRY CREEK OR COHIG OR (ii) BY SUBMITTING A CLAIM TO NASD REGULATION, INC. ("NASDR") FOR RESOLUTION OF THE DISPUTE AT A LOCATION SUGGESTED BY THE AGGRIEVED PARTY AND ACCEPTABLE TO THE NASDR. THE PARTIES HERETO AGREE THAT THE LEGAL FEES AND EXPENSES OF A PARTY WHICH SUCCEEDS IN PROSECUTING A CLAIM OR DEFENDING A CLAIM BROUGHT AGAINST IT WILL BE BORNE BY THE OPPOSING PARTY. EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS AND RULES. EACH PARTY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

      SECTION 14.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 14.11. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights on any Persons other than parties to this Agreement as provided herein.

      SECTION 14.12. SEVERABILITY. In the event that any particular provision or provisions of this Agreement shall for any reason be determined to be unenforceable, or in violation of any law, Order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement which shall continue in full force and effect and be binding upon the parties.

      SECTION 14.13. ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) and the agreements referred to herein contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all written or verbal negotiations, representations, warranties, commitments, offers, bids, solicitations and other understandings prior to the date hereof between Eastbrokers, East, Cohig and CCI. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein or in any agreement or other instrument contemplated hereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                              EASTBROKERS INTERNATIONAL, INC.




                              BY: /s/ Martin A. Sumichrast
                                    Martin A. Sumichrast
                                    Vice Chairman

                              EAST MERGER CORPORATION



                              BY: /s/  Martin A. Sumichrast
                                    Martin A. Sumichrast
                                    President

                              CHERRY CREEK INVESTMENTS, LTD.


                              By: /s/ Steven R. Hinkle
                                    Steven R. Hinkle
                                    Chairman and Chief Executive Officer

                              COHIG & ASSOCIATES, INC.




                              BY: /s/ Steven R. Hinkle
                                    Steven R. Hinkle
                                    President and Chief Executive Officer

                                    EXHIBITS

A.   Escrow Agreement
B.   Employment Agreement
C.   Non-Competition Agreement
D.   Opinion of KDW


                                    SCHEDULES

3.1      Ownership of Other Securities or Indebtedness
3.2(b)   Outstanding Rights for Cohig Capital Stock
3.4      Conflicts - Cohig
3.5      Cohig Consents
3.6      Financial Statements and Adjustments Thereto
3.7      Liabilities
3.8      Certain Changes
3.10     Owned Real Property and Encumbrances Thereon
3.11     Real Property Leases
3.12     Equipment and Fixtures and Encumbrances Thereon
3.13     Contracts
3.14     Litigation
3.15     Tax Matters
3.16     Compliance; Permits
3.17     Intellectual Property
3.18     Benefit Plans
3.19     Environmental and Health/Safety Matters
3.21     Depositories
3.22     Insurance Policies
3.24     Brokerage
3.25     Transactions with Affiliates of Cohig
3.27     NASD Matters
3.30     Cohig Employees
3.31     Registered Principals and Representative
3.33     Intercompany Liabilities
4.2      Conflicts - CCI
4.3      CCI Consents
4.4      Brokerage
4.6      Transaction with Affiliates of CCI
5.1      Subsidiaries of Eastbrokers; Ownership of Other Securities or
         Indebtedness
5.2      Conflicts - Eastbrokers
5.3      Eastbroker Consents
5.4      Brokerage
6.2      Conflicts - East
6.3      East Consents
8.5      Cohig Employees Subject to Non-Competition Agreements
10.2     Resigning Directors of Cohig